EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                        TRI-COUNTY FINANCIAL CORPORATION
                          ANNOUNCES ANNUAL MEETING DATE

WALDORF, MARYLAND, APRIL 1, 2008--Tri-County Financial Corporation (OTCBB:
TCFC), the holding company for Community Bank of Tri-County, announced today that its annual meeting of stockholders will be held on Monday, May 12, 2008 in the Board Room at Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland at 10:00 a.m.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland and nine branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland.

Contact: William J. Pasenelli
         President and Chief Executive Officer
         (301) 843-0854